CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Managed High Income Portfolio Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                       Chief Financial Officer
Managed High Income Portfolio Inc.            Managed High Income Portfolio Inc.


/s/ R. Jay Gerken                             /s/ Richard L. Peteka
-------------------------------               ----------------------------------
R. Jay Gerken                                 Richard L. Peteka
Date: October 31, 2003                        Date: October 31, 2003


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.